UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                          333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
Notice of Annual Meeting of Stockholders

In accordance with the Order of the Delaware Court of Chancery in Emalfarb v. Dyadic International, Inc. (C.A. No. 3353-VCP) previously reported in a Current Report on Form 8-K filed by Dyadic International, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") on April 15, 2008, on May 9, 2008, the Company caused to be mailed to its stockholders of record as of the close of business on April 23, 2008 a written notice of the annual meeting of its stockholders (the "Annual Meeting") to be held on Friday, June 20, 2008.  The purpose of the Annual Meeting is to elect one director in Class III of the Company's Board of Directors for a two-year term ending in 2010, and two directors in Class I of the Company's Board of Directors for a three-year term ending in 2011.  As a result, three of the Company's five directors are up for election at the Annual Meeting.  A copy of the written notice is attached hereto as Exhibit 99.1.

13D Group; Emalfarb Trust Notice of Intent to Nominate Director Candidates; Irrevocable Proxies

On November 13, 2007, a group of stockholders of the Company, consisting of Mark A. Emalfarb, The Pinnacle Fund, L.P., Barry M. Kitt, The Francisco Trust U/A/D February 28, 1996, Tom Juda, Nancy Juda, J. Steven Emerson and David M. Knott (the "13D Group"), filed a statement on Schedule 13D with the SEC reporting that they beneficially owned an aggregate of 16,392,159 shares, or 52.4%, of the Company's issued and outstanding common stock ("Common Stock") as of October 31, 2007 and had agreed to act as a group for the purpose of voting all shares of the Company's Common Stock owned by The Mark A. Emalfarb Trust U/A/D October 1, 1987 (the "Emalfarb Trust"), J. Steven Emerson, The Francisco Trust U/A/D February 28, 1996, the Tom and Nancy Juda Living Trust, Dorset Management Corporation and The Pinnacle Fund, L.P. (collectively, the "Participating Stockholders") pursuant to a voting agreement (the "Voting Agreement") entered into as of October 31, 2007 among the Participating Stockholders.  For additional information regarding the 13D Group, the Voting Agreement and other related information, see the Schedule 13D filed by the 13D Group with the SEC on November 13, 2007 and the Schedule 13D/A filed by the 13D Group with the SEC on April 15, 2008.  These documents can be accessed on the SEC's Internet website at http://www.sec.gov.

On or about April 25, 2008, the Company received a notice (the "Emalfarb Notice") from the Emalfarb Trust, one of the Participating Stockholders, of its intention to appear in person or by proxy at the Annual Meeting to nominate Mark A. Emalfarb, Seth J. Herbst and Robert D. Burke for election as the Class III and Class I directors.  In addition, in the Emalfarb Notice, the Emalfarb Trust informed the Company that Mark A. Emalfarb had obtained irrevocable proxies from the Participating Stockholders and/or persons or entities affiliated with the Participating Stockholders authorizing Mr. Emalfarb to vote approximately 50.1% of the Company's issued and outstanding Common Stock, including at the Annual Meeting.

THE COMPANY HAS NOT INDEPENDENTLY VERIFIED, AND TAKES NO RESPONSIBILITY FOR, THE ACCURACY OR COMPLETENESS OF ANY INFORMATION CONTAINED IN THE 13D GROUP'S SCHEDULE 13D FILINGS, AS AMENDED, THE EMALFARB NOTICE OR ANY INFORMATION OTHERWISE PROVIDED BY THE EMALFARB TRUST, ANY MEMBER OF THE 13D GROUP OR ANY OF THEIR RESPECTIVE AFFILIATES.

At this time, the Executive Committee of the Company's Board of Directors does not intend either: (1) to nominate any director candidates at the Annual Meeting; or (2) to solicit proxies in connection with the Annual Meeting.

Deregistration and Suspension of Duty to File Reports

As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on March 4, 2008, pursuant to the filing of Form 25 (File No. 001-32513) by the American Stock Exchange with the SEC on January 30, 2008, the Company's Common Stock was automatically withdrawn from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), effective April 29, 2008.

Pursuant to Section 15(d) of the Exchange Act, the Company's duty to file reports (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) ("Reports") with the SEC was automatically suspended for the fiscal year ending December 31, 2008 (the "2008 Fiscal Year") because the Company had fewer than 300 holders of record of its Common Stock at the beginning of the 2008 Fiscal Year.

As a result of the foregoing and the Company having fewer than 300 holders of record of its Common Stock on April 29, 2008, among other things:  (1) the Company is no longer required to file Reports with the SEC for at least the remainder of the 2008 Fiscal Year and until such time (if ever) that the Company has 300 or more holders of record of its Common Stock at the beginning of any fiscal year in the future; and (2) the Company is no longer subject to the proxy rules under Section 14 of the Exchange Act.

Notwithstanding the foregoing, the Company currently intends to continue, when and if it deems appropriate – through the filing of Form 8-Ks and/or the issuance of press releases – to inform its stockholders of the occurrence of events that the Company deems to be important to its stockholders.

Press Release

On May 13, 2008, the Company issued a press release regarding the matters described in this Current Report on Form 8-K.  The complete text of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit
99.1	Notice of Annual Meeting of Stockholders of Dyadic International, Inc. to be held on Friday, June 20, 2008
99.2	Press Release of Dyadic International, Inc. dated May 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: May 13, 2008      By:  /s/ Lisa De La Pointe___
Name: Lisa De La Pointe
Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Notice of Annual Meeting of Stockholders of Dyadic International, Inc. to be held on Friday, June 20, 2008
99.2	Press Release of Dyadic International, Inc. dated May 13, 2008